Independent Auditors' Consent



To the Shareholders and Board of Directors of Smith Barney Investment Funds Inc.:

We consent to the use of our reports dated June 12, 1998 for Smith Barney Hansberger Global Value Fund and Smith Barney Hansberger Global Small Cap Value Fund, incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Counsel and Auditors" in the Statement of Additional Information.




	KPMG
Peat Marwick LLP


New York, New York
August 12, 1998